Exhibit 99.1
LINN ENERGY, LLC
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Unitholders
Linn Energy, LLC
We have audited the accompanying statements of revenues and direct operating expenses of the Green River Assets acquired from BP America Production Company (“BP”) for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of Linn Energy, LLC management. Our responsibility is to express an opinion on the financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete financial statement presentation of the properties described above.
In our opinion, the financial statements referred to above presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Green River Assets acquired from BP for the years ended December 31, 2011 and 2010, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 17, 2012

LINN ENERGY, LLC
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY
Years Ended December 31, 2011, and December 31, 2010, and
Six Months Ended June 30, 2012, and June 30, 2011

(in thousands)

	Six Months Ended		Years Ended
	June 30, 2012	June 30, 2011	December 31, 2011	December 31, 2010
	(unaudited)		(audited)

Revenues – oil, natural gas and natural gas liquid sales	$86,655	$164,207	$312,263	$391,446
Direct operating expenses	38,628	52,739	108,427	108,925
Excess of revenues over direct operating expenses	$48,027	$111,468	$203,836	$282,521

The accompanying notes are an integral part of the Statements of Revenues and Direct Operating Expenses.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

Years Ended December 31, 2011, and December 31, 2010, and
Six Months Ended June 30, 2012, and June 30, 2011

Note 1 – Basis of Presentation
On June 21, 2012, the Company entered into a definitive purchase and sale agreement to acquire certain oil and natural gas properties (“BP Green River Properties”) in the Jonah Field, located in the Green River Basin of southwest Wyoming, from BP America Production Company (“BP”). The acquisition closed July 31, 2012, for total consideration of approximately $990 million, and was financed with borrowings under the Company’s credit facility.
The accompanying statements of revenues and direct operating expenses were prepared from the historical accounting records of BP. These statements are not intended to be a complete presentation of the results of operations of the operations of the BP Green River Properties. The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from the BP Green River Properties. Historical financial statements reflecting financial position, results of operations and cash flows required by United States of America generally accepted accounting principles (“GAAP”) are not presented as such information is not readily available and not meaningful to the BP Green River Properties. Accordingly, the accompanying statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Such estimates and assumptions are adjusted when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates. Any changes in estimates resulting from continuous changes in the economic environment will be reflected in the financial statements in future periods.
Revenues representative of the ownership interest in the BP Green River Properties are presented on a gross basis on the statements of revenues and direct operating expenses. Sales of oil, natural gas and natural gas liquids (“NGL”) are recognized when the product has been delivered to a custody transfer point, persuasive evidence of a sales arrangement exists, the rights and responsibility of ownership pass to the purchaser upon delivery, collection of revenue from the sale is reasonably assured, and the sales price is fixed or determinable.
The statements of revenues and direct operating expenses for the six months ended June 30, 2012, and June 30, 2011, are unaudited, but in the opinion of management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of the interim periods.
Note 2 - Commitments and Contingencies
Pursuant to the terms of the purchase and sale agreement between BP and LINN Energy, certain claims, litigation and liabilities arising in connection with ownership of the acquired BP Green River Properties prior to the effective date are retained by BP. Notwithstanding this indemnification, LINN Energy is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.
Note 3 - Subsequent Events
Management has evaluated subsequent events through September 17, 2012, the date the statements of revenues and direct operating expenses were available to be issued, and has concluded no events need to be reported during this period.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Years Ended December 31, 2011, and December 31, 2010, and
Six Months Ended June 30, 2012, and June 30, 2011

Note 4 - Supplemental Oil and Natural Gas Reserve Information (Unaudited)
Estimated Quantities of Proved Oil and Natural Gas Reserves
Estimated quantities of proved oil, natural gas and NGL reserves at December 31, 2011, and December 31, 2010, and changes in the reserves during the year, are shown below. These reserve estimates have been prepared in compliance with SEC regulations using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month.

	Year Ended December 31, 2011
	Natural Gas (MMcf)	Oil and NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	679,331	40,986	925,245
Revisions of previous estimates	3,647	236	5,068
Production	(54,818)	(2,280)	(68,501)
End of year	628,160	38,942	861,812
Proved developed reserves:
Beginning of year	402,467	22,897	539,849
End of year	350,177	20,779	474,853
Proved undeveloped reserves:
Beginning of year	276,864	18,089	385,396
End of year	277,983	18,163	386,959

	Year Ended December 31, 2010
	Natural Gas (MMcf)	Oil and NGL (MBbls)	Total (MMcfe)
Proved developed and undeveloped reserves:
Beginning of year	727,373	42,734	983,779
Revisions of previous estimates	18,686	1,208	25,927
Production	(66,728)	(2,956)	(84,461)
End of year	679,331	40,986	925,245
Proved developed reserves:
Beginning of year	455,969	25,006	606,009
End of year	402,467	22,897	539,849
Proved undeveloped reserves:
Beginning of year	271,404	17,728	377,770
End of year	276,864	18,089	385,396
Standardized Measure of Discounted Future Net Cash Flows
Information with respect to the standardized measure of discounted future net cash flows relating to proved reserves is summarized below. Future cash inflows are computed by applying applicable prices relating to the BP Green River Properties’ proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. There are no future income tax expenses because the Company is not subject to federal income taxes.

LINN ENERGY, LLC

ASSETS ACQUIRED FROM BP AMERICA PRODUCTION COMPANY
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES – Continued

Years Ended December 31, 2011, and December 31, 2010, and
Six Months Ended June 30, 2012, and June 30, 2011

	December 31,
	2011	2010
	(in thousands)

Future estimated revenues	$4,190,099	$3,945,586
Future estimated production costs	(1,704,182)	(1,614,721)
Future estimated development costs	(564,964)	(513,416)
Future net cash flows	1,920,953	1,817,449
10% annual discount for estimated timing of cash flows	(938,572)	(788,267)
Standardized measure of discounted future net cash flows	$982,381	$1,029,182

Representative NYMEX prices: (1)
Natural gas (MMBtu)	$4.12	$4.38
Oil (Bbl)	$95.84	$79.29

(1)
In accordance with SEC regulations, reserves at December 31, 2011, and December 31, 2010, were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. The price used to estimate reserves is held constant over the life of the reserves.

The following summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	December 31,
	2011	2010
	(in thousands)

Sales of oil and natural gas produced during the period	$(203,836)	$(282,521)
Changes in estimated future development costs	(26,362)	(26,651)
Net change in sales prices and production costs related to future production	194,908	410,037
Net change due to revisions in quantity estimates	8,278	43,377
Accretion of discount	102,918	97,128
Changes in production rates and other	(122,707)	(183,467)
	$(46,801)	$57,903
The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.